SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company I

Core Bond Fund

(the “Fund”)

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

June 27, 2024

Dear Participant:

At a meeting held on January 23-24, 2024 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved a new Investment Sub-Advisory Agreement between The Variable Annuity Life Insurance Company (“VALIC”), the Fund’s investment adviser, and J.P. Morgan Asset Management Inc. (“JPMIM”) with respect to the Fund (a “New Sub-Advisory Agreement”). JPMIM is engaged as a co-subadviser to the Fund together with PineBridge Investments, LLC (“PineBridge”). The Fund is a series of VC I. The New Sub-Advisory Agreement became effective on April 29, 2024 (the “Effective Date”).

In connection with the approval of the foregoing agreement, there were changes to the Fund’s principal investment strategies and techniques and principal investment risks. These changes also became effective on the Effective Date. The appointment of JPMIM did result in a change to the advisory fees and expenses payable by the Fund.

At the Meeting, the Board also approved an Amended and Restated Advisory Fee Waiver Agreement (the “Advisory Fee Waiver Agreement”) between VALIC and VALIC Company I, on behalf of the Fund, through September 30, 2025.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Sub-Advisory Agreement and JPMIM.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy

John T. Genoy

President

VALIC Company I

VALIC Company I

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

Core Bond Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING A NEW SUB-ADVISORY AGREEMENT FOR THE CORE BOND FUND

You have received this Information Statement because, on April 29, 2024, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”).

Purpose of the Information Statement

You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board”) of VALIC Company I (“VC I”) to approve a new Investment Sub-Advisory Agreement between The Variable Annuity Life Insurance Company (“VALIC”), the Fund’s investment adviser, and J.P. Morgan Asset Management Inc. (“JPMIM”) with respect to the Fund (the “New Sub-Advisory Agreement”). JPMIM is engaged as a co-subadviser to the Fund together with PineBridge Investments, LLC (“PineBridge”). Additionally, the Board also approved an Amended and Restated Advisory Fee Waiver Agreement (the “Advisory Fee Waiver Agreement”) between VALIC and VALIC Company I, on behalf of the Fund, through September 30, 2025, and changes to the Fund’s principal investment strategies and techniques and principal investment risks.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

VC I relies upon an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend subadvisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change or add sub-advisers when it is determined that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 60 days of the hiring of a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement. The order also permits the Fund to disclose fees paid by VALIC to subadvisers on an aggregate, rather than individual, basis. In addition, pursuant to no-action relief, the SEC Staff has extended multi-manager relief to any affiliated subadviser, provided certain conditions are met. The Fund’s shareholders have approved the Fund’s reliance on the no-action relief. VALIC will determine if and when the Fund should rely on the no-action relief. The Prospectus will be updated in advance of the no-action relief being relied upon by the Fund.

This Information Statement is being posted on or about June 28, 2024, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on April 29, 2024 (the “Record Date”) at https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2919 Allen Parkway, 8th floor, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 1-2, 2023. VALIC is an indirect, wholly-owned subsidiary of Corebridge Financial, Inc. (“Corebridge”). American International Group, Inc.’s (“AIG”) share ownership of Corebridge, the publicly-traded parent company of VALIC, and the rights granted to AIG by Corebridge as part of a separation agreement between AIG and Corebridge, provide AIG with control over Corebridge’s corporate and business activities. Pursuant to the terms of the Advisory Agreement, VALIC acts as an adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as JPMIM and PineBridge, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance, and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or VALIC’s advisory fees in connection with the approval of the New Sub-Advisory Agreement. For its services under the New Subadvisory Agreement, JPMIM receives a fee, payable monthly by VALIC, in an amount that is calculated as an annual percentage of the portion of the Fund’s average daily net assets managed by JPMIM and PineBridge, accordingly. Prior to the Effective Date, VALIC allocated 100% of the Fund’s assets to PincBridge. Currently, VALIC intends to allocate approximately 60% of the Fund’s assets to JPMIM and approximately 40% of the Fund’s assets to PineBridge. Also on the Effective Date, there was a reduction in the fee rate payable by VALIC to PineBridge with respect to the Fund.

VALIC has agreed to waive its management fees pursuant to an Advisory Fee Waiver Agreement that went into effect on April 29, 2024. Under this agreement, VALIC has contractually agreed to waive a portion of its advisory fee so that the fee payable by the Fund is equal to 0.470% on the first $200 million, 0.420% on the next $300 million, and 0.370% on assets over $500 million through September 30, 2025. For the fiscal year ended May 31, 2024, the Fund paid VALIC advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement as shown in the chart below.

Had the changes described above (the “New Arrangements”) been implemented at the beginning of the fiscal year ended May 31, 2024, the subadvisory fees paid by VALIC would have decreased and the gross advisory fees retained by VALIC with respect to the Fund would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended May 31, 2024, compared to what they would have been had the New Arrangements been in place for the entire fiscal year ended May 31, 2024.

Year Ended May 31, 2024

	Actual		New Arrangements		Difference
	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)

Gross Advisory Fees	$11,022,926	0.41%	$11,022,926	0.41%	$0	0.00%	0%

Aggregate Subadvisory Fees Paid	$4,258,730	0.16%	$3,281,784	0.12%	$(976,946)	(0.04)%	22.9%

Advisory Fees Retained (Gross)	$6,764,196	0.25%	$7,741,142	0.29%	$976,946	0.04%	14.4%

Advisory Fees Waived/Expenses Reimbursed	$0	0.00%	$800,469	0.03%	$800,469	0.03%	-%

Advisory Fees Retained (Net)	$6,764,196	0.25%	$6,940,673	0.26%	$176,477	0.01%	2.6%

The subadvisory fees paid and the advisory fees that would be retained by VALIC under the New Arrangements are hypothetical and are designed to help you understand the potential effects of the New Sub-Advisory Agreement and the New Arrangements. The actual fees paid to VALIC, and the actual advisory fees retained by VALIC under the New Arrangements may be different due to fluctuating asset levels and a variety of other factors.

The New Sub-Advisory Agreement

Under the terms of the New Subadvisory Agreement between VALIC and JPMIM, subject to the control, direction, and supervision of VALIC, JPMIM shall (1) manage the investment and reinvestment of the assets of the Fund including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in the Fund’s portfolio, and the formulation and implementation of investment programs; (2) maintain a trading desk and place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by the subadviser, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers, subject to the subadviser’s control, direction, and supervision, which brokers or dealers may include brokers or dealers affiliated with the subadviser, subject to applicable law; and (3) assist the Fund and its agents in determining whether prices obtained by the Fund and its agents for valuation purposes are consistent with the prices on the subadviser’s portfolio records relating to the assets of the Fund. In performing the services described above, the subadviser shall use its best efforts to obtain for the Fund the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations.

The New Sub-Advisory Agreement between VALIC and JPMIM is similar to the subadvisory agreement currently in effect between VALIC and PineBridge with respect to the Fund, except that the New Subadvisory Agreement materially differs, among other things, in: (i) the name of the subadviser; (ii) the effective date and termination date of the agreement; and (iii) the fee rate; (iv) the addition of language that explicitly authorizes the subadviser to delegate any or all of its rights, powers and functions to an affiliate in its discretion; (v) differing representations and warranties related to, among other things, the subadviser’s management of the Fund in compliance with applicable state and federal laws; (vi) the absence of a requirement to maintain errors and omissions or professional liability insurance satisfactory to VALIC; (vii) the absence of language requiring the subadviser to manage the portion of the assets allocated to it as if were a separate operating fund; (viii) differing terms related to best execution, soft dollar arrangements and order aggregation; (ix) differing due dates for the payment of subadvisory fees; (x) differing terms related to the confidentiality of information obtained in the course of the subadviser’s performance of its duties under the agreement; (xi) the absence of certain acknowledgements by the subadviser with respect to compliance with Subchapter M and Section 817(h) of the Internal Revenue Code of 1986, as amended; (xii) the addition of language stating that no future performance, specific level of performance or success of any investment decision or strategy is guaranteed by the subadviser; (xiii) differing representations by VALIC to the subadvisers concerning its authority to delegate its responsibilities under its advisory agreement with the Company; (xiv) differing terms related to indemnification by each of the parties and the liability of the subadviser; (xv) the absence of certain non-exclusive intellectual property grants to the subadviser; and (xvi) the addition of terms concerning the subadviser’s customer identification program.

The New Sub-Advisory Agreement shall continue in effect for two years from its effective date. Thereafter, the New Sub-Advisory Agreement shall continue in effect subject to the termination provisions and all other terms and conditions thereof, only so long as such continuance is approved at least annually by the vote of a majority of Independent Directors, cast in person at a meeting called for voting on such approval, and by a vote of a majority of VC I’s Board or a majority of that Fund’s outstanding voting securities (as defined in the 1940 Act). The New Sub-Advisory Agreement may be terminated by VALIC or JPMIM at any time, without the payment of any penalty, upon giving JPMIM 60 days’ notice (which notice may be waived by JPMIM), provided that such termination by VALIC shall be directed or approved by the vote of a majority of the Directors of VC I in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by JPMIM on 60 days written notice (which notice may be waived by VALIC), and will terminate automatically upon any termination of the Advisory Agreement between VC I and VALIC with respect to the Fund. The New Sub-Advisory Agreement will also immediately terminate in the event of its assignment. The New Sub-Advisory Agreement, which is Amendment No. 9 to the existing Sub-Advisory Agreement with JPMIM on behalf of other series of the Company, is attached as Exhibit A.

Since VALIC, and not the Fund, is responsible for the payment of subadvisory fees, the fees and expenses paid by the Fund’s shareholders will not change as a result of the approval of the New Sub-Advisory Agreement. The proposed subadvisory fees were negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Fund is marketed, the investment characteristics of the Fund relative to other similar funds, and the fees charged to comparable products within the industry. Based on these considerations, and as hereinafter discussed in detail, management believes that the proposed subadvisory fees, and the management fees to be retained by VALIC, are fair and reasonable.

In connection with the appointment of JPMIM, and as set forth in the Fund’s prospectus dated April 29, 2024, there were changes to the Fund’s principal investment strategies and techniques and principal investment risks that went into effect on the Effective Date.

The Fund invests, under normal circumstances, at least 80% of net assets in medium- to high-quality fixed-income securities, including corporate debt securities of domestic and foreign companies, or in securities issued or guaranteed by the U.S. Government, mortgage-related and mortgage-backed or non-mortgage asset-backed securities. A significant portion of the Fund’s U.S. government securities may be invested in mortgage-related and mortgage-backed securities at the subadviser’s discretion, including securities issued or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association. Mortgage-related and mortgage-backed securities may be structured as collateralized mortgage obligations (agency and non-agency), stripped mortgage-backed securities, commercial mortgage-backed securities, and mortgage pass-through securities.

Although the Fund invests primarily in medium- to high-quality fixed-income securities, which are considered investment-grade, up to 20% of its net assets may be invested in lower-quality fixed-income securities which are considered below investment-grade (often referred to as “junk bonds”), including up to 10% of its net assets in “sub-prime” mortgage-related securities. A fixed-income security will be considered investment-grade if it is rated Baa3 or higher by Moody’s Investor Services, Inc. or BBB– or higher by S&P Global Ratings or determined to be of comparable quality by the subadviser.

Up to 40% of the Fund’s total assets may be invested in U.S. dollar-denominated fixed-income securities issued by foreign issuers, including fixed-income securities issued by issuers in emerging markets. These fixed-income securities are rated investment grade or higher at the time of investment (or the unrated equivalent). However, the subadvisers are not required to dispose of a security if its rating is downgraded.

Up to 20% of the Fund’s net assets may be invested in interest-bearing short-term investments, such as commercial paper, bankers’ acceptances, bank certificates of deposit, and other cash equivalents and cash. Although the Fund does not routinely invest in equity securities, it may invest in equity securities from time to time up to 20% of the Fund’s net assets.

One subadviser’s investment strategy relies on many short-term factors, including current information about a company, investor interest, price movements of a company’s securities, and general market and monetary conditions.

The other subadviser buys and sells securities and investments for the Fund based on its view of individual securities and market sectors. Taking a long-term approach, the subadviser looks for individual fixed-income investments that it believes will perform well over market cycles. The subadviser is value-oriented and makes decisions to purchase and sell individual securities and instruments after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, duration, liquidity, legal provisions, and the structure of the transaction.

Consequently, the Fund may engage in active and frequent trading of portfolio securities to achieve its investment objective.

To generate additional income, the Fund may lend portfolio securities to broker-dealers and other financial institutions provided that the value of the loaned securities does not exceed 30% of the Fund’s total assets. These loans earn income for the Fund and are collateralized by cash and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

Investors will be given at least 60 days written notice in advance of any change to the Fund’s 80% investment policy set forth above.

Factors Considered by the Board

In connection with the approval of the New Sub-Advisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the New Sub-Advisory Agreement. Those factors included: (1) the nature, extent, and quality of the services to be provided to the Fund by JPMIM; (2) the key personnel of JPMIM who will provide services to the Fund; (3) JPMIM’s compliance policies and procedures; (4) JPMIM’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by JPMIM as a result of the New Sub-Advisory Agreement.

In considering whether to approve the New Sub-Advisory Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as by representatives from JPMIM. The Board noted that in accordance with Section 15(c) of the 1940 Act, JPMIM furnished the Board with extensive information in connection with the consideration of the New Sub-Advisory Agreement. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the New Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent, and Quality of Services. The Board considered the nature, extent, and quality of services to be provided to the Fund by JPMIM. The Board reviewed information provided by JPMIM relating to its operations and personnel. The Board also noted that JPMIM’s management of the Fund will be subject to the oversight of VALIC and the Board and must be done in accordance with the investment objectives, policies, and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by JPMIM, including a presentation from JPMIM. The Board noted that JPMIM will determine the securities to be purchased or sold on behalf of the Fund for its sleeve and will be responsible for providing VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and for rendering regular reports to VALIC and officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board reviewed information regarding the qualifications, background, and responsibilities of JPMIM’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of JPMIM. The Board also reviewed JPMIM’s brokerage practices. The Board also considered JPMIM’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by JPMIM were expected to be satisfactory and that there was a reasonable basis to conclude that JPMIM would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by JPMIM for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with JPMIM at arm’s length. The Board also noted that the sub-advisory fee rate to be payable to JPMIM pursuant to the New Sub-Advisory Agreement is lower than the sub-advisory fee rate payable to PineBridge pursuant to both the then-current and amended sub-advisory agreements with PineBridge. The Board considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the engagement of JPMIM will not result in any change to the management fee paid by the Fund to VALIC. The Board also reviewed performance information provided by JPMIM related to its similarly managed composites.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the New Sub-Advisory Agreement. The Board noted that the sub-advisory fee rate proposed to be paid pursuant to the New Sub-Advisory Agreement would be lower than the current sub-advisory fee as a result of the addition of a co-subadviser and considered the impact of the sub-adviser change on VALIC’s profitability. The Board considered that the sub-advisory fee rates were negotiated with JPMIM at arm’s length. In considering the anticipated profitability to JPMIM in connection with its relationship to the Fund, the Directors noted that the fees under the New Sub-Advisory Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund. The Board also considered that VALIC would be implementing an advisory fee waiver as a way to share some of the savings with shareholders from the lower sub-advisory fees being paid.

In view of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of JPMIM from its relationship with the Fund was not material to their deliberations with respect to consideration of approval of the New Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to JPMIM’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in JPMIM’s management of the Fund is not a material factor to the approval of the New Sub-Advisory Agreement.

Terms of the New Sub-Advisory Agreement. The Board reviewed the terms of the New Sub-Advisory Agreement, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the New Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the New Sub-Advisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that JPMIM possesses the capability and resources to perform the duties required under the New Sub-Advisory Agreement.

Information about JPMIM

JPMIM, located at 270 Park Avenue, New York, NY 10017, is an indirect, wholly-owned subsidiary of JPMorgan Chase & Co. JPMIM and its affiliates provide a broad range of investment strategies to meet the diverse requirements of their client’s investment needs through a variety of investment vehicles and arrangements. As of March 31, 2024, JPMIM and its investment advisory affiliates had investment management authority with respect to approximately $3.1 trillion in assets.

The JPMIM team responsible for managing a portion of the Core Bond Fund are Richard D. Figuly, Justin K. Rucker, Andrew Melchiorre, and Edward T. Fitzpatrick III.

The following chart lists JPMIM’s principal executive officers and directors and their principal occupations.

Name and Address*	Principal Occupation

Gatch, George, Crosby White	Director/Chairman

Quinsee, Paul, Anthony	Director/Head of Global Equities

Powell, Andrew, Richard	Director/AM CAO/Head of Global Client Service/Senior Business Manager

Donohue, John, Thomas	Director/President/CEO President/CEO/Head of Global Liquidity

Dowd, Joy, Catherine	Director

Michele, Robert, Charles	Director/Head of Global Fixed Income, Currency & Commodities

Pil, Anton, Cyriel	Director/Head of Global Alternatives

Laskowitz, Jedediah Isiah, M	Head of Global Asset Management Solutions

Olivia, John, L	Chief Compliance Officer

Lisher, Andrea, L	Director/Head of Americas, Client

Bonanno, Peter, Victor	General Counsel, Asset Management

Manghillis, Katherine, Gail	Secretary

Hesse, Benjamin, A	Director, Chief Financial Officer, Treasurer

*The address for the Directors and Officers is 277 Park Avenue, New York, NY 10172.

No Director of VC I has owned any securities or has had any material interest in, or a material interest in a material transaction with, JPMIM or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners, or shareholders of JPMIM.

JPMIM provides investment advisory or sub-advisory services, as applicable, to the mutual fund listed below, which has investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual fund listed below may be similar to that of a Fund, the nature of services provided by JPMIM may be different. As a sub-adviser, JPMIM may perform a more limited set of services and assume fewer responsibilities for a Fund than it does for the fund listed below. The name of the fund, together with information concerning the fund’s assets, and the advisory or sub-advisory fee rates paid (as a percentage of average net assets) to JPMIM for its management services, are set forth below.

Comparable Mutual Fund	Assets as of March 31, 2024 (millions)	Fee Rate (% of average daily net assets)

JPMorgan Core Bond Fund	45,290	28bps

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2024, pursuant to the Administrative Services Agreement and MTA, the Fund paid $1,778,281 and $6,388 to SunAmerica and VRSCO, respectively.

SunAmerica and Corebridge Capital Services, Inc. (“CCS”), the Fund’s principal underwriter, are located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. VRSCO, the Fund’s transfer agent, is located at 2919 Allen Parkway, 8th floor, Houston, Texas 77019. SunAmerica is an indirect, partially-owned subsidiary of AIG. VALIC is also an indirect, partially-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and CCS are also affiliates of VALIC. The approval of the New Sub-Advisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO, or CCS.

Brokerage Commissions

The Fund did not pay any commissions to affiliated broker-dealers for the period ended May 31, 2024.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer, and Secretary of VALIC Company I, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

Ownership of Shares

As of June 14, 2024, there were approximately 268,512,886.80 shares outstanding of the Fund. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy

John T. Genoy

President

VALIC Company I

Dated: June 27, 2024

EXHIBIT A

AMENDMENT NO. 9

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 9 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of April 29, 2024, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (the “Adviser”), and JPMORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the “Subadviser”).

WITNESSETH:

WHEREAS, VALIC Company I (the “Company”) is an investment company organized under the general corporation laws of Maryland as a series type of investment company issuing separate classes (or series) of stock (each, a “Fund,” and collectively, the “Funds”) and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser and the Company have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management and advisory services to the Company; and

WHEREAS, pursuant to the Advisory Agreement, the Company has authorized the Adviser to employ an investment subadviser for the purpose of providing investment management services for any one or more of the Funds; and

WHEREAS, the Adviser and the Subadviser are parties to an Investment Sub-Advisory Agreement dated October 1, 2011, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to the Funds listed on Schedule A thereto; and

WHEREAS, the Adviser wishes to employ the Subadviser to manage a portion of the assets of the Core Bond Fund on the terms set forth in the Subadvisory Agreement, and the parties have agreed to enter into this Amendment for that purpose; and

WHEREAS, the Board of Directors of the Company, including a majority of the Directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved this Amendment; and

WHEREAS, the Securities and Exchange Commission has granted an exemptive order to the Adviser that, subject to certain conditions, permits the parties to enter into this Amendment without first obtaining shareholder approval.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. Amendment. Schedule A to the Subadvisory Agreement is hereby amended and restated as attached hereto.

2. Notices. All notices required or permitted to be given under Section 13 of the Subadvisory Agreement shall be in writing and shall be addressed to the appropriate party at the address specified below, or such other address as may be specified by such party in writing in accordance with this paragraph, and shall be deemed to have been properly given when delivered or mailed by U.S. certified or registered mail, return receipt requested, postage prepaid, or by reputable courier service:

If to VALIC:	With a copy to:

The Variable Annuity Life Insurance Company 2919 Allen Parkway, 8th floor, Houston, Texas 77019 Attention: General Counsel Email address: SaamcoLegal@aig.com	SunAmerica Asset Management, LLC 30 Hudson Street, 16th Floor Jersey City, NJ 07302 Attention: General Counsel Email address: SaamcoLegal@aig.com

If to SUB-ADVISER:	With a copy to:

J.P. Morgan Investment Management Inc. 277 Park Avenue, Floor 8 New York, New York 10172 Attention: bootsie.beeks@jpmchase.com	JPMorgan Chase Bank, N.A. 4 New York Plaza, Floor 19 New York, New York 10004 Attention: Mutual Funds Legal

3.

Term. The Subadvisory Agreement shall become effective as to the Fund on the date set forth on Schedule A and shall continue in effect for two years from its effective date unless sooner terminated in accordance with the terms of the Subadvisory Agreement.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.

Full Force and Effect. Except as expressly supplemented, amended, or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

6.

Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement. The parties agree that this Amendment and any documents related hereto may be electronically signed. The parties agree that any electronic signatures appearing on this Amendment and any related documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Ward
Name: Thomas M. Ward
Title: Authorized Signatory

JPMORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Bootsie Beeks
Name: Bootsie Beeks
Title: Vice President

SCHEDULE A

COVERED FUND(S)

Effective April 29, 2024

Annual Fee computed at the following annual rate, based on average daily net assets for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee

Aggressive Growth Lifestyle Fund	omitted

Asset Allocation Fund	omitted

Conservative Growth Lifestyle Fund	omitted

Core Bond Fund	omitted

Emerging Economies Fund	omitted

Government Securities Fund	omitted

Moderate Growth Lifestyle Fund	omitted

Small Cap Growth Fund	omitted

Small Cap Value Fund	omitted

VALIC COMPANY I

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

Core Bond Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a new investment sub-advisory agreement is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new investment sub-advisory agreement.

As discussed in the Information Statement, at a meeting held on January 23-24, 2024 (the “Meeting”), the Board of Directors (the “Board”) of VC I approved the new Investment Sub-Advisory Agreement between The Variable Annuity Life Insurance Company (“VALIC”), the Fund’s investment adviser, and J.P. Morgan Asset Management Inc. (“JPMIM”) with respect to the Fund (the “New Sub-Advisory Agreement”). JPMIM is engaged as a co-subadviser to the Fund together with PineBridge Investments, LLC. The Fund is a series of VC I. The New Sub-Advisory Agreement became effective on April 29, 2024 (the “Effective Date”). Additionally, the Board also approved an Amended and Restated Advisory Fee Waiver Agreement (the “Advisory Fee Waiver Agreement”) between VALIC and VALIC Company I, on behalf of the Fund, through September 30, 2025, and changes to the Fund’s principal investment strategies and techniques and principal investment risks. These changes became effective on the Effective Date.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission, which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about any new sub-adviser and sub-advisory agreement within 60 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 28, 2024, to all participants in a contract or plan who were invested in the Fund as of the close of business on April 29, 2024. A copy of the Information Statement will remain on our website until at least June 28, 2025, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. You can request a complete copy of the Information Statement until June 28, 2025. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.